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[LANGER LOGO OMITTED]




CONTACT:          Susan Lorenzo
                  Director of Communications
                  (631) 667-1200, ext. 124

                  Joseph P. Ciavarella
                  Vice President and
                  Chief Financial Officer
                  (631) 667-1200, ext. 233

                              FOR IMMEDIATE RELEASE
                              ---------------------

                        LANGER, INC. REPORTS RESULTS FOR
                       THREE-MONTHS ENDED MARCH 31, 2004;
     conference call scheduled for May 18, 2004

         Deer Park, New York - May 17, 2004- Langer, Inc. (NASDAQ:GAIT) today reported a net loss for the three-month period ended March 31, 2004 of ($219,092) or ($.05) per fully diluted share, as compared to a net loss for the three-month period ended March 31, 2003 of ($258,081) or ($.06) per fully diluted share.

         Net sales for the three months ended March 31, 2004 of $5,764,000 were approximately 3% above net sales of $5,585,000 for the comparable period in 2003.

         Net sales of custom orthotics approximated $4,635,000 for the three months ended March 31, 2004 as compared to $4,201,000 for the comparable prior year period, an increase of approximately 10%. The primary reasons for the increase in revenue during the 2004 quarter was a price increase put into effect during the first quarter for orthotic products, and the strong performance of the Bi-Op Laboratories clinic.

         Net sales of distributed products for the quarter ended March 31, 2004 were approximately $1,129,000 as compared to approximately $1,384,000 for the quarter ended March 31, 2003, a decrease of approximately 18%. The primary reasons for the decrease in sales revenue were a 10% price reduction within the therapeutic shoe program that was designed to enable the Company to become more competitive in the marketplace and the elimination of a direct-to-consumer therapeutic shoe product line.

         Gross profit as a percentage of net sales for the three months ended March 31, 2004 was 34.2%, as compared to 32.1% for the three months ended March 31, 2003. Gross profit as a


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percentage of net sales increased due primarily to the price increase in orthotic products, partially offset by the sales price reduction in the therapeutic shoe program discussed above.

         Selling expenses for the three months ended March 31, 2004, were approximately $808,000 or 14% of net sales as compared to approximately $712,000 or 13% of net sales for the three months ended March 31, 2003. Selling expenses as a percentage of net sales increased primarily as a result of marketing initiatives in the first quarter of the 2004 year, which included the introduction of new scanner technology at several industry shows during the March 2004 quarter and the final consolidation of Benefoot products into the Langer line.

         General and administrative expenses for the three months ended March 31, 2004 were approximately $1,174,000 or 20% of net sales for the three months ended March 31, 2004 as compared to approximately $1,069,000 or 19% of net sales for the three months ended March 31, 2003. General and administrative expenses increased primarily as a result of costs associated with the continued strengthening of the Company's infrastructure and increases in professional fees and insurance costs.

         Andrew H. Meyers, Langer's President and Chief Executive Officer, said, "We are satisfied with the sales growth and corresponding gross profit enhancement given the two pricing initiatives put into place during the first quarter, which is typically our slowest quarter of the year."

         Regarding the strategies and 2004 business plan, Mr. Meyers added, "We feel that we have put sales initiatives and pricing programs in place and are focusing on improving profitability within the organization."

         Langer will be hosting a conference call on May 18, 2004, at 10 AM
(EDT) to discuss the results for the three-month period ended March 31, 2004. The conference call will be in a 'listen only' mode. There are two ways to participate in the conference call--via conference call or webcast. Callers in the United States and Canada may dial in at 1-800-500-3792. Callers should dial in five to ten minutes before the scheduled start time and reference the pass code of 743925. You may also access the webcast by visiting Langer, Inc.'s website (http://www.langerinc.com). You may listen by clicking on the microphone.

         An archived copy of the call will be available to replay beginning at 2 pm on May 18 by accessing the Langer homepage or typing the following information into your web browser:
http://www.firstcallevents.com/service/ajwz406858232gf12.html


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         Langer, Inc., based in Deer Park, Long Island, New York, with additional fabricating facilities in Brea, California, Montreal, Canada and Stoke-On-Trent, UK, and a sales office in Toronto, Canada, is a leading provider of high quality orthotics and gait-related products sold to practitioners treating musculo-skeletal disorders.

         Statements in this press release may be "forward-looking statements." These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "intends," "estimates," "projects," "could," "may," "will," "should", or "anticipates" or the negative thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results covered by the forward-looking statements will be achieved. Such forward-looking statements include, but are not limited to, those relating to the Company's financial and operating prospects, future opportunities, the Company's acquisition strategy and ability to integrate acquired companies and assets, outlook of customers, and reception of new products, technologies, and pricing. In addition, such forward looking statements involve known and unknown risks, uncertainties, and other factors including those described from time to time in the Company's Registration Statement on Form S-3, most recent Form 10-K and 10-Q's and other Company filings with the Securities and Exchange Commission which may cause the actual results, performance or achievements of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Also, the Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if any such risks and uncertainties develop into actual events. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.







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                                  LANGER, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                      THREE MONTHS ENDED MARCH 31,
                                                       2004                  2003
                                                   -----------           -----------
Net sales                                          $ 5,763,936           $ 5,585,178
Cost of sales                                        3,790,586             3,789,821
                                                   -----------           -----------
   Gross profit                                      1,973,350             1,795,357

Selling expenses                                       807,689
General and administrative expenses                  1,174,134             1,069,253
                                                   -----------           -----------
   Operating  (loss) income                             (8,473)               13,971
                                                   -----------           -----------
Other income (expense):
Interest income                                         44,347                46,295
Interest expense                                      (204,966)             (214,489)
Other                                                     --                 (59,258)
                                                   -----------           -----------
   Other expense, net                                 (160,619)             (227,452)
                                                   -----------           -----------
   Loss before income taxes                           (169,092)             (213,481)
Provision for income taxes                              50,000                44,600
                                                   -----------           -----------
   Net loss                                        $  (219,092)          $  (258,081)
                                                   -----------           -----------

Weighted average number of common shares used
 in computation of net income loss per share:
       Basic                                         4,380,422             4,362,907
                                                   ===========           ===========
       Diluted                                       4,380,422             4,362,907
                                                   ===========           ===========
Net loss per common share:

       Basic                                       $      (.05)          $      (.06)
                                                   ===========           ===========
       Diluted                                     $      (.05)          $      (.06)
                                                   ===========           ===========